Independent auditors' consent
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The board and shareholders
AXP International Series, Inc.:
         AXP European Equity Fund
         AXP International Fund

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.





/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 19, 2003